As filed with the Securities and Exchange Commission on October 9, 2018

Registration No. 333-122477

Registration No. 333-161020

Registration No. 333-196190

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-122477

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-161020

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-196190

UNDER
THE SECURITIES ACT OF 1933

PHH CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	3000 Leadenhall Road Mt. Laurel, New Jersey 08054 (856) 917-1744	52-0551284
(State or other jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices including Zip Code)	(I.R.S. Employer Identification Number)

PHH CORPORATION 2005 EQUITY AND INCENTIVE PLAN

PHH CORPORATION AMENDED AND RESTATED 2005 EQUITY AND INCENTIVE PLAN

PHH CORPORATION 2014 EQUITY AND INCENTIVE PLAN

(Full Title of the Plans)

CSC-Lawyers Incorporating Service Company
11 East Chase Street
Baltimore, Maryland 21202
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of PHH Corporation, a Maryland corporation (“PHH” or the “Registrant”), that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the U.S. Securities and Exchange Commission (the “Commission”):

•                  Registration Statement on Form S-8 (No. 333-122477), filed with the Commission on February 2, 2005, which registered 7,500,000 shares of common stock, par value $0.01 (“Shares”), issuable pursuant to the terms of the PHH Corporation 2005 Equity and Incentive Plan.

•                  Registration Statement on Form S-8 (No. 333-161020), filed with the Commission on August 4, 2009, which registered 3,550,000 Shares to be issued under the PHH Corporation Amended and Restated 2005 Equity and Incentive Plan.

•                  Registration Statement on Form S-8 (No. 333-196190), filed with the Commission on May 22, 2014, which registered 9,591,453 Shares issuable pursuant to the PHH Corporation 2014 Equity and Incentive Plan.

On October 4, 2018, pursuant to the Agreement and Plan of Merger, dated as of February 27, 2018 (the “Merger Agreement”), by and among Ocwen Financial Corporation (“Ocwen”), POMS Corp (“Merger Sub”) and PHH, Merger Sub merged with and into PHH (the “Merger”), with PHH surviving the Merger as a wholly owned subsidiary of Ocwen.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on October 9, 2018.

PHH CORPORATION

By:	/s/ Robert B. Crowl
	Name:	Robert B. Crowl
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.